UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 28, 2013

Harris Preferred Capital Corporation

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-13805	36-4183096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Monroe Street, Chicago, Illinois	60603
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 312-461-1211

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Harris Preferred Capital Corporation will call for the redemption of all of its outstanding 7 3/8% Noncumulative Exchangeable Preferred Stock, Series A, par value $1.00 per share (the “Series A Preferred Shares”) on March 29, 2013. The redemption date of the Series A Preferred Shares will be April 30, 2013, and the redemption price will be $25 per share, plus accrued and unpaid dividends up to and including the date of redemption (the “Redemption Price”).

After the redemption, dividends on the Series A Preferred Shares will cease to accrue and such shares will no longer be deemed outstanding. All rights of the holders in respect of the Series A Preferred Shares will terminate, except for the right to receive the Redemption Price.

The Notice of Full Redemption and related materials will be mailed to the registered holders of the Series A Preferred Shares on or about March 29, 2013. In order to receive the Redemption Price, certificated shares must be surrendered to the redemption agent, Computershare Inc. and its wholly-owned subsidiary Computershare Trust Company, N.A. (collectively, “Computershare”), by hand, mail or overnight delivery at the address set forth in the letter of transmittal that accompanied the notice of redemption. Questions relating to, and requests for additional copies of the notice of redemption and the related material, including questions relating to any lost stock certificates, should be directed to Computershare at (800) 546-5141.

A form of the Notice of Full Redemption, dated March 29, 2013, relating to the redemption of the Series A Preferred Shares, is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this Form 8-K, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and in subsequent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this Form 8-K represent the Company’s views as of the date of this filing. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith;

Exhibit No.	Description

99.1	Form of Notice of Full Redemption, dated March 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2013	HARRIS PREFERRED CAPITAL CORPORATION

	By:	/s/ Pamela C. Piarowski
		Name:	Pamela C. Piarowski
		Title:	Chair of the Board,
President and Chief Executive Officer